Exhibit 10.4

PERFORMANT FINANCIAL CORPORATION

2007 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

The 2007 Stock Option Plan (the “Plan”) of Performant Financial Corporation, a Delaware corporation (the “Company”), adopted by the Board of Directors and the shareholders of the Company on May 25, 2007, for certain employees and service providers of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

This Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended, and all Options granted under the Plan are intended to qualify for an exemption (the “Exemptions”) from the registration requirements (i) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 701 of the Securities Act and (ii) under applicable state or other securities laws, including, without limitation, Section 25102(o) of the California Securities Act. In the event that any provision of the Plan would cause any Option granted under the Plan to not qualify for any Exemptions, the Plan shall be deemed automatically amended to the extent necessary to cause all Options granted under the Plan to qualify for such Exemptions.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or any of its subsidiaries, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or any of its subsidiaries or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or any of its subsidiaries, (ii) any act or acts of disloyalty, misconduct or moral turpitude by a Participant injurious to the interest, property, operations, business or reputation of the Company or any of its subsidiaries or a Participant’s conviction of a crime the commission of which results in injury to the Company or any of its subsidiaries or (iii) a Participant’s failure or inability (other than by reason of Disability) to carry out effectively his duties and obligations to the Company or any of its subsidiaries or to participate effectively and actively in the management of the Company or any of its subsidiaries, as determined in the good faith judgment of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan.

“Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share, or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean Performant Financial Corporation, a Delaware corporation, and any successor corporation.

“Disability” shall mean the inability, due to documented illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Fair Market Value” of the Common Stock shall be determined by the Committee or, in the absence of the Committee, by the Board.

“Issued Shares” shall mean (i) all Common Stock issued upon the proper exercise of an Option and (ii) all securities issued with respect to the Common Stock referred to in clause (i) above and the securities referred to in this clause (ii) by way of dividend or split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock or other securities described in this clause (ii). Unless provided otherwise herein or in a Participant’s Option Agreement (as defined below), Issued Shares will continue to be Issued Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Issued Shares hereunder.

“Options” shall have the meaning set forth in Article IV.

“Parthenon” means Parthenon DCS Holdings, LLC, a Delaware limited liability company and its Affiliates.

“Participant” shall mean any employee or other service provider of the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means a public offering and sale of common equity securities of the Company pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than Parthenon) acquires, directly or indirectly, (i) equity securities of the Company possessing the voting power under normal circumstances to elect a majority of the Board, or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company’s equity securities, sale or transfer of the Company’s consolidated assets or otherwise), provided that a Sale of the Company shall not include a Public Offering or a simple reincorporation of the Company in another jurisdiction.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, (vi) determine whether the Options comply with requirements of Section 409A of the Code and (vii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

The Company may establish a committee of outside directors meeting the requirements of Section 162(m) of the Code to (i) approve the grant of Options that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Section 162(m) of the Code and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, Options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) of the Code and any Treasury Regulations promulgated thereunder.

It is the Company’s intent that the options not be treated as a nonqualified deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent. Options under the Plan shall contain such terms as the Committee determines are appropriate to comply with the requirements of Section 409A of the Code. In the event that, after the issuance of an option under the Plan, Section 409A of the Code or regulations thereunder are issued or amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may (but shall have no obligation to do so) amend or modify the terms of any such previously issued option to the extent the Committee determines that such amendment or modification is necessary to comply with the requirements of Section 409A of the Code.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 1,500,000 shares (all of which shares may be, but are not required to be, issued pursuant to incentive stock options); provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available under the Plan. The 1,500,000 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1 Options. The Committee may grant Options to Participants in accordance with this Article V.

5.2 Form of Option. It is within the Company’s discretion whether to grant nonqualified stock options or “incentive stock options” within the meaning of Section 422A of the Code or any successor provision, be granted under the Plan. The Committee, in its sole discretion, may from time to time grant to eligible participants nonqualified Stock Options or incentive stock options. The options granted shall take such form as the Committee shall determine, subject to the terms and conditions herein.

5.3 Exercise Price. The option exercise price per share of Common Stock shall be fixed by the Committee at, at least, 100% of the Fair Market Value of a share of Common Stock on the date of grant, or such other price as may be determined by the Committee, unless the holder of such Option, in the case of incentive stock options, owns more than 10% of the Company’s or any of the Company’s Affiliates’ voting stock, in which case the exercise price will equal 125% of the Fair Market Value of a share of Common Stock on the date of grant.

5.4 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine, but in no event more than ten years from the date of grant.

5.5 Payment of Exercise Price. Options, to the extent exercisable, shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price.

5.6 Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant.

ARTICLE VI

General Provisions

6.1 Conditions and Limitations on Exercise. Options may be made exercisable only upon the earlier of one or more of the events described in Section 5.4, and to the extent not exercised in accordance with Section 5.4, the Options shall not be exercisable and shall immediately terminate, except that: (i) if the separation from service of a Participant arises other than in connection with Participant’s discharge for Cause, such Participant’s Option shall expire 30 days after the date of such discharge, but in no event after the Expiration Date or a Sale of the Company and (ii) if the separation from service of a Participant is due to Participant being discharged for Cause, such Participant’s Option shall expire 14 days after the date of such discharge, but in no event after the Expiration Date or a Sale of the Company.

6.2 Sale of the Company. In the event of a Sale of the Company, the Committee or the Board may provide, in its discretion, without further notice to holders of the Options, (i) that the Options shall become immediately exercisable by any Participants who are employed by the Company at the time of the Sale of the Company, (ii) that all Options shall automatically terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time and/or (iii) for the assumption of the Options pursuant to Section 6.8, it being understood that different determinations may be made with respect to different Participants.

6.3 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the Chief Executive Officer or another senior executive officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Common Stock issued or issuable to such Participant upon the exercise of an Option in the event of such Participant’s termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

6.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

6.5 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

6.6 Normal Expiration of Options. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.6 above.

6.7 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such

Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction. In the event that the Company or its Affiliates does not make such deductions or withholdings, Participant shall indemnify the Company and its Affiliates for any amounts paid or payable by the Company or any of its Affiliates with respect to any such taxes, together with any interest, penalties and additions to tax and any related expenses thereto.

6.8 Organic Change. Unless the Options held by a Participant are terminated in accordance with Section 6.2 above or pursuant to the terms of any Option Agreement, after the consummation of any “Corporate Transaction” (as defined in Treasury Regulation §1.424-1(a)(3) and including any merger to effect the reincorporation of the Company in another jurisdiction), if the requirements of Treasury Regulation §1.424-1 would be met with respect to the substitution or assumption of such Option assuming the Option were or is an incentive stock option as described in Code §422, the corporation that is the employer of the Participant after such Corporate Transaction or a related corporation (within the meaning of Treasury Regulation §1.421-1(i)(2)) shall, by reason of the Corporate Transaction, (i) substitute a new option for such Options or (ii) assume such Options. If the requirements of Treasury Regulation §1.424-1 cannot be satisfied even assuming the Option were an incentive stock option as described in Code §422, then such Options shall automatically be terminated and the Company, in the Board’s sole discretion, shall take such actions as are reasonably necessary to issue substantially similar options to Participants of the Plan.

6.9 Adjustments. Subject to Section 6.2, in the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

6.10 Rights of Participants. Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment (including, but not limited to, the termination by the Company without Cause) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.11 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.12 Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

6.13 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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